Exhibit 99.1
LPL Financial Announces First Half and Second Quarter
Financial Results
Boston, MA — July 22, 2010 — LPL Investment Holdings Inc. (the “Company”), parent company of LPL Financial Corporation (“LPL Financial”), today announced net income of $8.0 million for the second quarter of 2010, down $7.6 million or 48.7% from the second quarter of 2009. Second quarter results include $23.1 million in after-tax debt financing expense which the Company incurred in a previously announced debt restructuring to enhance financial flexibility, and $2.8 million in after-tax restructuring charges related to the previously announced conversion of the operations of the affiliated entities to the Company’s self clearing platform in the third quarter of 2009.
Adjusted Net Income for the second quarter was $46.4 million, up 69.0% from the second quarter of 2009 (1). Adjusted EBITDA for the quarter increased 22.5% to $109.9 million from the second quarter of 2009 (1). A reconciliation of these non-GAAP measures to GAAP measures, along with an explanation of these metrics, is provided below.
For the first six months of 2010, net income of $33.6 million was up 10.5% compared to the same period in 2009. Adjusted Net Income through June year to date was $87.5 million, up 65.8% from the same period in 2009. Adjusted EBITDA for the first six months increased 25.5% to $215.3 million from the same period in 2009.
Net revenue for the second quarter of 2010 increased 18.1% to $790.2 million over the same quarter for the prior year, and year to date increased 16.9% to $1.5 billion over the first six months of 2009. The Company’s net revenue growth was driven primarily by the growth in advisory and brokerage assets, which increased 6.9% from $259.0 billion as of June 30, 2009, to $276.9 billion as of June 30, 2010, as well as by growth in the average productivity of the financial advisors.

Financial Highlights and Key Metrics
(Dollars in thousands except per share data and where noted)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Financial Highlights (unaudited)

Net Revenue	$790,161	$669,317	18.1%	$1,533,567	$1,312,295	16.9%
Net Income	$8,000	$15,581	(48.7)%	$33,554	$30,378	10.5%
Adjusted Net Income (1)	$46,418	$27,473	69.0%	$87,517	$52,784	65.8%
Earnings Per Share (diluted)	$0.08	$0.16	(50.0)%	$0.33	$0.30	10.0%
Adjusted Net Income per Share (1)	$0.47	$0.28	67.9%	$0.88	$0.54	63.0%
Adjusted EBITDA (1)	$109,864	$89,665	22.5%	$215,320	$171,613	25.5%

	As of June 30,
	2010	2009	Change
Metric Highlights
Financial Advisors	12,066	12,489	(3.4)%
Advisory and Brokerage Assets (2) (billions)	$276.9	$259.0	6.9%
Operational Highlights
•	The Company redeemed all of its senior unsecured subordinated notes, strengthening the balance sheet and enhancing financial flexibility. The decline in net income for the first six months and second quarter of 2010 is largely attributed to non-operating expenses incurred in connection with this debt retirement.

•	On May 13, 2010, Moody’s Investors Service revised the Company’s corporate family rating outlook to positive from stable. On the same day, Standard & Poor’s revised the Company’s counterparty credit rating outlook to positive from stable.

•	The Company continued to achieve growth with its fee-based platforms. Advisory assets were $78.9 billion as of June 30, 2010, up 20.8% from advisory assets of $65.3 billion as of June 30, 2009.

•	Assets in the Company’s cash sweep programs, which impacts asset-based fees, averaged $18.6 billion for the second quarter of 2010 and $21.3 billion for the same period in the prior year. Variance in fees generated from these assets are also impacted by the effective federal funds rate which averaged 0.19% for the second quarter of 2010 compared to 0.18% for the same period in the prior year.

•	In the second quarter of 2010, the Company added new bank and credit union partnerships, as well as continued to attract financial advisors and RIAs from wirehouses, insurance broker-dealers and other independent brokerage firms. Year over year growth was offset due to anticipated attrition related to the integration of the operations of three of the Company’s affiliated broker-dealers, which was experienced in the third quarter of 2009 through the first quarter of 2010. Excluding the impact of the attrition due to this integration (720 advisors), LPL Financial added 297 net new advisor relationships year over year, representing 2.5% advisor growth.

•	Financial advisors affiliated with the Company continued to earn distinction in key media and industry rankings. In June, six advisors were named to the Barron’s Top 100 Women Financial Advisors in America, a prestigious ranking based on data provided by over 400 women financial advisors across the United States. Two LPL Financial advisors were among the ten advisors named in the Outstanding Advisor Awards of Registered Rep., a leading industry publication, which recognizes advisors who are superior performers in money management, client service and philanthropic activities. Additionally, two bank and credit union-based program managers affiliated with LPL Financial were named to the Bank Investment Consultant Top 20 Program Managers, a ranking based principally on average advisor productivity.

•	Subsequent to the second quarter close, the Company announced on July 14, 2010, a definitive agreement under which it will acquire certain assets from National Retirement Partners Inc. (“NRP”). NRP’s advisors offer products and services to retirement plan sponsors and participants and comprehensive financial services to high net worth individuals. Through this asset purchase, NRP’s independent advisors will have the opportunity to join LPL Financial. This transaction will further enhance the capabilities and presence of LPL Financial in the group retirement plan space, while providing unique benefits for both NRP advisors who join LPL Financial as well as for existing LPL Financial advisors. The transaction is expected to close in the fourth quarter of 2010, subject to customary closing conditions including regulatory approvals. Please see the Company’s July 14, 2010 press release for additional details.

(1)	Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of the Company’s results as reported under generally accepted accounting principles in the United States (“GAAP”). Some of these limitations are:
•	Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share do not reflect changes in, or cash requirements for, working capital needs; and

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt.

The reconciliation from net income to Adjusted EBITDA and Adjusted Net Income for the periods presented is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Net income	$8,000	$15,581	$33,554	$30,378
Interest expense	27,683	26,032	52,019	51,973
Income tax expense	628	16,567	19,790	28,555
Depreciation and amortization	22,110	27,277	47,700	54,672

EBITDA	58,421	85,457	153,063	165,578
EBITDA Adjustments:
Share-based compensation expense(a)	2,239	1,047	4,775	2,272
Acquisition and integration related expenses (b)	3,377	839	3,517	1,661
Debt amendment and extinguishment costs (c)	38,484	—	38,605	—

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Restructuring and conversion costs (d)	7,306	2,285	15,285	2,026
Other (e)	37	37	75	76

Adjusted EBITDA	$109,864	$89,665	$215,320	$171,613

Net income	$8,000	$15,581	$33,554	$30,378
After-Tax:
EBITDA Adjustments (f)	31,771	2,772	38,786	4,167
Amortization of purchased intangible assets (f)(g)	6,647	9,120	15,177	18,239

Adjusted Net Income	$46,418	$27,473	$87,517	$52,784

Adjusted Net Income per share (h)	$0.47	$0.28	$0.88	$0.54
Weighted average shares outstanding — diluted	99,487	98,501	99,248	98,235

(a)	Represents share-based compensation for stock options awarded to employees and non-executive directors.

(b)	Represents acquisition and integration costs primarily as a result of the 2007 acquisitions of the Affiliated Entities and IFMG.

(c)	Represents debt amendment costs incurred in 2010 for amending and restating the credit agreement to establish a new term loan tranche and to extend the maturity of an existing tranche on the senior credit facilities, and debt extinguishment costs to redeem the subordinated notes.

(d)	Represents organizational restructuring charges incurred in 2009 and 2010 for severance and one-time termination benefits, asset impairments, lease and contract termination fees and other transfer costs.

(e)	Represents excise and other taxes.

(f)	EBITDA Adjustments and amortization of purchased intangible assets, a component of depreciation and amortization, have been tax effected using a federal rate of 35% and the applicable effective state rate, which ranged from 4.23% to 4.71%, net of the federal tax benefit.

(g)	Represents amortization of intangible assets and software, which were $10.9 million and $15.1 million before taxes for the three months ended June 30, 2010 and 2009, respectively and $25.0 million and $30.2 million before taxes for the six months then ended. The amortization of intangible assets and software was a result of the purchase accounting adjustments from the merger transaction in 2005 and the 2007 acquisitions of UVEST, the Affiliated Entities and IFMG.

(h)	Represents Adjusted Net Income divided by weighted average number of shares outstanding on a fully diluted basis. Set forth is a reconciliation of earnings per share on a fully diluted basis as calculated in accordance with GAAP to Adjusted Net Income per share:

	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Earnings per share (diluted)	$0.08	$0.16	$0.33	$0.30
Adjustment for allocation of undistributed earnings to stock units	—	—	0.01	0.01
After-Tax:
EBITDA Adjustments per share	0.32	0.03	0.39	0.04
Amortization of purchased intangible assets per share	0.07	0.09	0.15	0.19

Adjusted Net Income per share	$0.47	$0.28	$0.88	$0.54

(2)	Advisory and brokerage assets are comprised of assets that are custodied, networked, and non-networked and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

About LPL Financial
LPL Financial is an independent broker-dealer with over 2,500 employees and offices in Boston, Charlotte, and San Diego. LPL Financial and its affiliates offer proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to over 12,000 independent financial advisors and financial advisors at financial institutions. Additionally, the Company supports over 4,000 financial advisors who are affiliated and licensed with insurance companies with customized clearing, advisory platforms and technology solutions. For more information, please visit www.lpl.com.
Member FINRA/SIPC
Forward-Looking Statements
This press release may contain forward-looking statements (regarding the Company’s future financial condition, results of operations, business strategy and financial needs, and other similar matters) that involve risks and uncertainties. Forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Important factors that may cause such differences include, but are not limited to, changes in general economic and financial market conditions, fluctuations in the value of assets under management, effects of competition in the financial services industry, changes in the number of the Company’s financial advisors and institutions and their ability to effectively market financial products and services, the effect of current, pending and future legislation, regulation and regulatory actions, and other factors set forth in the Company’s Amendment No. 2 to Form S-1/A filed on July 9, 2010, which is available on www.lpl.com and www.sec.gov.
Use of Non-GAAP Financial Measures
Adjusted Net Income represents net income before: (a) share-based compensation expense, (b) amortization of intangible assets and software, a component of depreciation and amortization, resulting from the merger transaction in 2005 and the 2007 acquisitions of UVEST, the Affiliated Entities and IFMG, (c) debt amendment and extinguishment costs and (d) restructuring and conversion costs. Reconciling items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. Adjusted Net Income per share represents Adjusted Net Income divided by weighted average outstanding shares on a fully diluted basis. The Company prepared Adjusted Net Income and Adjusted Net Income per share to eliminate the effects of items that it does not consider indicative of its core operating performance. The Company believes this measure provides investors with greater transparency by helping illustrate the underlying financial and business trends relating to results of operations and financial condition and comparability between current and prior periods. Adjusted Net Income and Adjusted Net Income per share are not measures of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity.
Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization), further adjusted to exclude certain non-cash charges and other adjustments set forth in the table above. The Company presents Adjusted EBITDA because the Company considers it a useful financial metric in assessing the Company’s operating performance from period to period by excluding certain items that the Company believes are not representative of its core business, such as certain material non-cash items and other adjustments that are outside the control of management. Adjusted EBITDA is a non-GAAP measure as defined by Regulation G under the Securities Act and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, Adjusted EBITDA can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.
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Media Relations	Investor Relations
Michael Herley / David Lilly	Ian Lee
Kekst and Company	Solebury Communications Group LLC
Phone: 212-521-4897 or 212-521-4878	Phone: (203) 428-3215
Email: media.inquiries@lpl.com	Email: investor.relations@lpl.com

LPL Investment Holdings Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands except per share data and where noted)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2010	2009	Change	2010	2009	Change
Revenues
Commissions	$420,169	$367,431	14.4%	$809,141	$714,651	13.2%
Advisory fees	215,146	161,463	33.2%	421,476	325,368	29.5%
Asset-based fees	77,436	67,739	14.3%	148,886	130,393	14.2%
Transaction and other fees	68,132	61,609	10.6%	135,495	122,947	10.2%
Other	9,278	11,075	(16.2)%	18,569	18,936	(1.9)%

Net revenues	790,161	669,317	18.1%	1,533,567	1,312,295	16.9%

Expenses
Production	556,538	463,988	19.9%	1,069,740	906,519	18.0%
Compensation and benefits	74,822	64,841	15.4%	148,397	131,819	12.6%
General and administrative	54,550	49,501	10.2%	107,787	99,372	8.5%
Depreciation and amortization	22,110	27,277	(18.9)%	47,700	54,672	(12.8)%
Restructuring charges	4,622	(197)	*	8,571	(524)	*
Other	3,274	5,643	(42.0)%	8,051	9,363	(14.0)%

Total operating expenses	715,916	611,053	17.2%	1,390,246	1,201,221	15.7%

Non-operating interest expense	27,683	26,032	6.3%	52,019	51,973	0.1%
Loss on extinguishment of debt	37,979	—	*	37,979	—	*
(Gain) loss on equity method investment	(45)	84	*	(21)	168	*
Total expenses	781,533	637,169	22.7%	1,480,223	1,253,362	18.1%
Income before provision for income taxes	8,628	32,148	(73.2)%	53,344	58,933	(9.5)%
Provision for income taxes	628	16,567	(96.2)%	19,790	28,555	(30.7)%

Net income	$8,000	$15,581	(48.7)%	$33,554	$30,378	10.5%

Earnings per share
Basic	$0.09	$0.18	(50.0)%	$0.38	$0.34	11.8%
Diluted	$0.08	$0.16	(50.0)%	$0.33	$0.30	10.0%

*	Not Meaningful.

LPL Investment Holdings Inc.
Financial Highlights
(Dollars in thousands, unless otherwise noted)
(Unaudited)

	Three Month Quarterly Results
	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009

REVENUES
Commissions	$420,169	$388,972	$392,755	$370,249	$367,431
Advisory fees	215,146	206,330	196,630	182,141	161,463
Asset-based fees	77,436	71,450	71,606	70,894	67,739
Transaction and other fees	68,132	67,363	63,863	68,764	61,609
Other	9,278	9,291	10,026	10,278	11,075

Net revenues	790,161	743,406	734,880	702,326	669,317

EXPENSES
Production	556,538	513,202	516,878	481,182	463,988
Compensation and benefits	74,822	73,575	72,280	66,337	64,841
General and administrative	54,550	53,237	53,257	65,787	49,501
Depreciation and amortization	22,110	25,590	26,700	26,924	27,277
Restructuring charges	4,622	3,949	17,000	42,219	(197)
Other	3,274	4,777	4,291	1,640	5,643

Total operating expenses	715,916	674,330	690,406	684,089	611,053

Non-operating interest expense	27,683	24,336	24,323	24,626	26,032
Loss on extinguishment of debt	37,979	—	—	—	—
(Gain) loss on equity method investment	(45)	24	32	96	84

Total expenses	781,533	698,690	714,761	708,811	637,169

INCOME (LOSS) BEFORE PROVISION FOR / (BENEFIT FROM) INCOME TAXES	8,628	44,716	20,119	(6,485)	32,148
PROVISION FOR / (BENEFIT FROM) INCOME TAXES(3)	628	19,162	1,521	(5,029)	16,567

NET INCOME (LOSS)	$8,000	$25,554	$18,598	$(1,456)	$15,581

EARNINGS PER SHARE
Basic	$0.09	$0.29	$0.21	$(0.02)	$0.18
Diluted	$0.08	$0.25	$0.19	$(0.02)	$0.16

FINANCIAL CONDITION
Total Cash & Cash Equivalents	$402,741	$324,761	$378,594	$245,489	$333,855
Total Assets	$3,315,310	$3,343,286	$3,336,936	$3,213,879	$3,232,091
Total Debt(4)	$1,393,625	$1,407,117	$1,369,223	$1,404,829	$1,463,435
Stockholders’ Equity	$897,863	$883,157	$850,875	$828,029	$827,482
Capital Expenditures(5)	$2,189	$1,463	$1,910	$2,767	$2,401

KEY METRICS
Financial Advisors	12,066	12,026	11,950	12,027	12,489
Advisory and Brokerage Assets(billions)	$276.9	$284.6	$279.4	$268.9	$259.0
Adjusted EBITDA(6)	$109,864	$105,457	$94,849	$89,606	$89,665
Adjusted Net Income(6)	$46,418	$41,099	$42,057	$34,715	$27,473
Adjusted Net Income per share(6)	$0.47	$0.42	$0.43	$0.35	$0.28

(3)	The Company reported a low effective income tax rate for the three months ended June 30, 2010, due to a favorable state apportionment ruling covering the current and previous years and due to the revision of certain settlement contingencies for prior periods. The ruling resulted in a reduction of 27.8% and the revision to settlement contingencies resulted in a reduction of 9.6%, respectively, to the Company’s effective income tax rate.

(4)	Represents borrowings on the Company’s senior secured credit facility, senior unsecured subordinated notes, revolving line of credit and bank loans payable.

(5)	Represents capital expenditures incurred during the three months ended as of each interim reporting period.

(6)	The reconciliation from net income to Adjusted EBITDA and Adjusted Net Income for the periods presented is as follows (in thousands):

	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009
	(unaudited)
Net income (loss)	$8,000	$25,554	$18,598	$(1,456)	$15,581
Interest expense	27,683	24,336	24,323	24,626	26,032
Income tax expense	628	19,162	1,521	(5,029)	16,567
Depreciation and amortization	22,110	25,590	26,700	26,924	27,277

EBITDA	$58,421	$94,642	$71,142	$45,065	$85,457
EBITDA Adjustments:
Share-based compensation expense(a)	$2,239	$2,536	$2,525	$1,640	$1,047
Acquisition and integration related expenses(b)	3,377	140	648	728	839
Debt amendment and extinguishment costs (c)	38,484	121	—	—	—
Restructuring and conversion costs(d)	7,306	7,979	20,497	42,135	2,285
Other(e)	37	39	37	38	37

Adjusted EBITDA	$109,864	$105,457	$94,849	$89,606	$89,665

Net income (loss)	$8,000	$25,554	$18,598	$(1,456)	$15,581
After-Tax:
EBITDA Adjustments(f)	31,771	7,015	14,745	27,177	2,772
Amortization of purchased intangible assets(f)(g)	6,647	8,530	8,714	8,994	9,120

Adjusted Net Income	$46,418	$41,099	$42,057	$34,715	$27,473

Adjusted Net Income per share (h)	$0.47	$0.42	$0.43	$0.35	$0.28
Weighted average shares outstanding — diluted	99,487	98,945	98,787	98,703	98,501

(a)	Represents share-based compensation for stock options awarded to employees and non-executive directors.

(b)	Represents acquisition and integration costs primarily as a result of the 2007 acquisitions of the Affiliated Entities and IFMG.

(c)	Represents debt amendment costs incurred in 2010 for amending and restating the credit agreement to establish a new term loan tranche and to extend the maturity of an existing tranche on the senior credit facilities, and debt extinguishment costs to redeem the subordinated notes.

(d)	Represents organizational restructuring charges incurred in 2009 and 2010 for severance and one-time termination benefits, asset impairments, lease and contract termination fees and other transfer costs.

(e)	Represents excise and other taxes.

(f)	EBITDA Adjustments and amortization of purchased intangible assets, a component of depreciation and amortization, have been tax effected using a federal rate of 35% and the applicable effective state rate, which ranged from 4.23% to 4.71%, net of the federal tax benefit.

(g)	Represents amortization of intangible assets and software which were $10.9 million, $14.1 million, $14.4 million, $14.9 million, and $15.1 million, before taxes for the three months ended June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009, and June 30, 2009, respectively. The amortization of intangible assets and software was a result of the purchase accounting adjustments from the merger transaction in 2005 and the 2007 acquisitions of UVEST, the Affiliated Entities and IFMG.

(h)	Set forth is a reconciliation of earnings per share on a fully diluted basis as calculated in accordance with GAAP to Adjusted Net Income per share:

	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009
	(unaudited)
Earnings per share (diluted)	$0.08	$0.25	$0.19	$(0.02)	$0.16
Adjustment for allocation of undistributed earnings to stock units	—	0.01	—	—	—
After-Tax:
EBITDA Adjustments per share	0.32	0.07	0.15	0.28	0.03
Amortization of purchased intangible assets per share	0.07	0.09	0.09	0.09	0.09

Adjusted Net Income per share	$0.47	$0.42	$0.43	$0.35	$0.28